Exhibit 99.1

EDGAR(R)Online(R), Inc.
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[LOGO OF EDGAR(R)ONLINE]

FOR IMMEDIATE RELEASE                                    CONTACT
                                                         Greg Adams
                                                         COO and CFO
                                                         EDGAR(R)Online(R), Inc.
                                                         (203) 852-5666
                                                         gadams@edgar-online.com

                    EDGAR ONLINE FOURTH QUARTER SUBSCRIPTION
                           AND DATA SALES INCREASE 19%

                           TOTAL REVENUES INCREASE 12%

SOUTH NORWALK, Conn. -- February 7, 2006 -- EDGAR(R) Online(R), Inc. (Nasdaq:
EDGR), today announced that its core business - subscription and data sales - increased 19% to $3.6 million for the quarter ended December 31, 2005, compared to $3.0 million for the same quarter last year. Total revenue increased 12% to $3.7 million for the fourth quarter of 2005 compared to $3.3 million for the fourth quarter of 2004, despite a $206,000 decrease in the Company's technical services business which ceased in the third quarter of 2005. EDGAR Online is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals.

EDGAR Online reported a 10% increase in total revenue to $14.2 million for the year ended December 31, 2005 compared to $12.9 million in 2004. Subscription revenue increased 20% to $8.3 million for the year ended December 31, 2005 compared to $6.9 million in 2004, and data sales improved 14% to $5.2 million for the year ended December 31, 2005 compared to $4.6 million in 2004. Together, the increases in these segments resulted in a year-over-year 17% increase in the Company's core business. Deferred revenue increased 34% to $3.5 million at December 31, 2005 compared to $2.6 million at the end of 2004. Deferred revenue represents amounts already billed to customers that will be recognized as revenue in future quarters as the Company's subscription and data products are utilized. The Company expects deferred revenue to increase in the first quarter of 2006 due to seasonally high billing and expected growth of sales of I-Metrix(TM), the Company's suite of eXtensible Business Reporting Language
(XBRL) products and services.

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EDGAR(R)Online(R), Inc.
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The Company's current business highlights include the following:

     o Launched I-Metrix Professional, I-Metrix Architect and I-Metrix Vision products;

     o Completed the XBRL tagging of more than 8,000 U.S. public companies' financial statements;

     o Entered the processing and input business with the launch of I-Metrix Xcelerate;

     o Acquired Japanese and Chinese XBRL-tagged company financial statements;

     o Entered into a partnership with R.R. Donnelley & Sons Company to process and file financial information in the XBRL format; and

     o As of February 7, 2006, sold more than $900,000 in total contract value since the introduction of the I-Metrix suite of products to customers in the corporate, financial and advisory markets.

Susan Strausberg, EDGAR Online's president and CEO, said, "During the past year, we have made tremendous strides in positioning the Company for accelerated growth by introducing I-Metrix output products which have significantly increased our addressable market. The recent entry into the input business (preparing financial statements in XBRL) with I-Metrix Xcelerate has approximately doubled the size of our potential market. We believe that our core business will sustain its current growth rate and high gross margins and we will focus our efforts in 2006 on increasing sales and enhancing functionality of our product offerings."

Quarterly and annual gross margins were consistent at 85% for both the current periods and the same periods in the prior year. The Company expects gross margins to continue to exceed 80% in future periods.

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EDGAR(R)Online(R), Inc.
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Operating loss was ($1.7 million), or ($0.07) per share, for the fourth quarter of 2005 compared to an operating loss of ($1.0 million), or ($0.05) per share, for the same quarter last year. Operating loss for the full year was ($5.5 million), or ($0.23) per share, compared to an operating loss of ($3.4 million), or ($0.17) per share, last year. The increase in operating loss from the prior year reflects the Company's continued increases in product development and sales and marketing expenses associated with the launch of the I-Metrix suite of products.

Net loss for the fourth quarter was ($1.7 million), or ($0.07) per share, compared to a net income of $197,000, or $0.01 per share, in the same quarter last year. Net loss for 2005 was ($5.4 million), or ($0.23) per share, compared to a net loss of ($2.2 million), or ($0.11) per share, in 2004. Net income for the fourth quarter of 2004 included a $1.2 million benefit from the settlement of a lawsuit.

At December 31, 2005, cash and equivalents and short term investments totaled $5.3 million compared to $4.7 million at December 31, 2004. The Company has no debt other than normal operating payables and accrued expenses.

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EDGAR(R)Online(R), Inc.
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KEY FINANCIAL METRICS
(in thousands, except per share amounts)

                                            Quarter Ended                Year Ended
                                      ------------------------    ------------------------
                                       12/31/05      12/31/04      12/31/05      12/31/04
                                      ----------    ----------    ----------    ----------
                                           (unaudited)
Seat-based Subscriptions              $    2,238    $    1,824    $    8,276    $    6,919
Data Sales                                 1,337         1,173         5,204         4,575
Technical Services                             -           206           376           823
Advertising and E-commerce                    82            62           379           568
                                      ----------    ----------    ----------    ----------
Total Revenues                        $    3,657    $    3,265    $   14,235    $   12,885

Net Income/(Loss)                     $   (1,678)   $      197    $   (5,398)   $   (2,166)
Other (Income), net                          (49)       (1,217)         (148)       (1,240)
                                      ----------    ----------    ----------    ----------
Operating Loss                        $   (1,727)   $   (1,020)   $   (5,546)   $   (3,406)
Amortization and Depreciation                487           482         1,932         2,226
                                      ----------    ----------    ----------    ----------
EBITDA                                $   (1,240)   $     (538)   $   (3,614)   $   (1,180)

Net Loss per share                    $    (0.07)   $     0.01    $    (0.23)   $    (0.11)
EBITDA per share                      $    (0.05)   $    (0.02)   $    (0.15)   $    (0.06)

In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. EBITDA also excludes non-operating items such as the benefit from the settlement of a lawsuit in the fourth quarter of 2004. As required by the SEC, the Company provides the above reconciliation to net loss, which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the Company by excluding certain non-cash expenses and non-operating items that are not indicative of its core operating results. Further, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net loss or any other GAAP measure. Because not all companies calculate EBITDA in the same manner, the Company's definition of EBITDA might not be consistent with that of other companies.

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EDGAR(R)Online(R), Inc.
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FOURTH QUARTER CONFERENCE CALL REMINDER

EDGAR Online will hold its quarterly conference call to review results for the fourth quarter and full year ended December 31, 2005 today, Tuesday, February 7, 2006, at 5 p.m. EST. Susan Strausberg, president and CEO, and Greg D. Adams, COO and CFO, will host the call. To participate, please call: (800) 938-0653 (toll-free for domestic callers) or (973) 935-2408 (international callers). The call will also be broadcast simultaneously over the Internet at http://www.edgar-online.com/investor/. Investors also have the option of calling
(877) 519-4471 (domestic) or (973) 341-3080 (international), digital PIN 6961473, for the teleconference replay, which will be available for approximately one week beginning at 7 p.m. February 7, 2006.

ABOUT EDGAR(R) ONLINE(R), INC.

EDGAR Online, Inc. (Nasdaq: EDGR), www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals. The Company makes information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions (ix) the level of demand and market acceptance of our services and (x) changes in our business strategies.

EDGAR(R)is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

                             FINANCIAL TABLES FOLLOW

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EDGAR(R)Online(R), Inc.
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                               EDGAR ONLINE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                      THREE MONTHS ENDED            YEAR ENDED
                                                         DECEMBER 31,              DECEMBER 31,
                                                   -----------------------   -----------------------
                                                      2005         2004         2005        2004
                                                   ----------   ----------   ----------   ----------
                                                        (unaudited)
Revenues:
    Seat-based subscriptions                       $    2,238   $    1,824   $    8,276   $    6,919
    Data sales                                          1,337        1,173        5,204        4,575
    Technical services                                      -          206          376          823
    Advertising and e-commerce                             82           62          379          568
                                                   ----------   ----------   ----------   ----------
Total revenues                                          3,657        3,265       14,235       12,885

Total cost of sales                                       542          479        2,079        1,898
                                                   ----------   ----------   ----------   ----------
  Gross profit                                          3,115        2,786       12,156       10,987

Sales and marketing                                     1,157          726        4,652        2,602
Product development                                     1,057          465        2,840        1,600
General and administrative                              2,141        2,133        8,278        7,965
Amortization and depreciation                             487          482        1,932        2,226
                                                   ----------   ----------   ----------   ----------
Total operating expenses                                4,842        3,806       17,702       14,393

    Operating loss                                     (1,727)      (1,020)      (5,546)      (3,406)

Other income, net                                          49        1,217          148        1,240

                                                   ----------   ----------   ----------   ----------
    Net income/ (loss)                             $   (1,678)  $      197   $   (5,398)  $   (2,166)
                                                   ==========   ==========   ==========   ==========

Weighted average shares outstanding - basic            24,984       22,434       23,958       20,254

Weighted average shares outstanding - diluted          24,984       22,780       23,958       20,254

Net income/ (loss) per share - basic and diluted   $    (0.07)  $     0.01   $    (0.23)  $    (0.11)

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EDGAR(R)Online(R), Inc.
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                               EDGAR ONLINE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                     DECEMBER 31,    DECEMBER 31,
                                                        2005            2004
                                                    -------------   -------------
                 ASSETS

Cash and cash equivalents                           $       5,334   $       2,678
Short term investments                                          -           2,000
Accounts receivable, net                                    2,296           1,895
Other assets                                                  271             329
                                                    -------------   -------------
       Total current assets                                 7,901           6,902

Property and equipment, net                                 1,238           1,138
Goodwill                                                    2,189           2,189
Intangible assets, net                                      6,690           7,936
Other assets                                                1,237             441
                                                    -------------   -------------
       Total assets                                 $      19,255   $      18,606

      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses               $       2,259   $       1,612
Deferred revenues                                           3,450           2,581
                                                    -------------   -------------
       Total current liabilities                            5,709           4,193

Stockholders' equity:
Common stock                                                  262             226
Treasury stock                                             (1,881)         (1,881)
Additional paid-in capital                                 66,873          62,378
Accumulated deficit                                       (51,708)        (46,310)
                                                    -------------   -------------
       Total stockholders' equity                          13,546          14,413

       Total liabilities and stockholders' equity   $      19,255   $      18,606

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